Exhibit 1.1

Execution Version

UNDERWRITING AGREEMENT

August 13, 2019

Exxon Mobil Corporation

5959 Las Colinas Boulevard

Irving, Texas 75039

Ladies and Gentlemen:

We (the “Manager”) understand that Exxon Mobil Corporation, a New Jersey corporation (the “Company”), proposes to issue and sell $750,000,000 aggregate principal amount of its Floating Rate Notes due 2022 (the “Floating Rate Notes”), $750,000,000 aggregate principal amount of its 1.902% Notes due 2022 (the “2022 Fixed Rate Notes”), $1,000,000,000 aggregate principal amount of its 2.019% Notes due 2024 (the “2024 Fixed Rate Notes”), $1,000,000,000 aggregate principal amount of its 2.275% Notes due 2026 (the “2026 Fixed Rate Notes”), $1,250,000,000 aggregate principal amount of its 2.440% Notes due 2029 (the “2029 Fixed Rate Notes”), $750,000,000 aggregate principal amount of its 2.995% Notes due 2039 (the “2039 Fixed Rate Notes”) and $1,500,000,000 aggregate principal amount of its 3.095% Notes due 2049 (the “2049 Fixed Rate Notes” and, together with the 2022 Fixed Rate Notes, the 2024 Fixed Rate Notes, the 2026 Fixed Rate Notes, the 2029 Fixed Rate Notes and the 2039 Fixed Rate Notes, the “Fixed Rate Notes”). The Fixed Rate Notes together with the Floating Rate Notes are collectively referred to herein as the “Notes” or the “Offered Securities.”

Subject to the terms and conditions set forth herein or incorporated by reference herein, the Company hereby agrees to sell and the underwriters named below (the “Underwriters”) severally agree to purchase (i) the Floating Rate Notes at 99.90% of the principal amount of such Floating Rate Notes and accrued interest from August 16, 2019, if any, to the date of payment and delivery, (ii) the 2022 Fixed Rate Notes at 99.90% of the principal amount of such 2022 Fixed Rate Notes and accrued interest from August 16, 2019, if any, to the date of payment and delivery, (iii) the 2024 Fixed Rate Notes at 99.88% of the principal amount of such 2024 Fixed Rate Notes and accrued interest from August 16, 2019, if any, to the date of payment and delivery, (iv) the 2026 Fixed Rate Notes at 99.85% of the principal amount of such 2026 Fixed Rate Notes and accrued interest from August 16, 2019, if any, to the date of payment and delivery, (v) the 2029 Fixed Rate Notes at 99.80% of the principal amount of such 2029 Fixed Rate Notes and accrued interest from August 16, 2019, if any, to the date of payment and delivery, (vi) the 2039 Fixed Rate Notes at 99.70% of the principal amount of such 2039 Fixed Rate Notes and accrued interest from August 16, 2019, if any, to the date of payment and delivery and (vii) the 2049 Fixed Rate Notes at 99.575% of the principal amount of such 2049 Fixed Rate Notes and accrued interest from August 16, 2019, if any, to the date of payment and delivery.

Name of Underwriter	Principal Amount of Floating Rate Notes	Principal Amount of 2022 Fixed Rate Notes	Principal Amount of 2024 Fixed Rate Notes	Principal Amount of 2026 Fixed Rate Notes	Principal Amount of 2029 Fixed Rate Notes	Principal Amount of 2039 Fixed Rate Notes	Principal Amount of 2049 Fixed Rate Notes
Barclays Capital Inc.	$196,500,000	$196,500,000	$262,000,000	$262,000,000	$327,500,000	$196,500,000	$393,000,000
J.P. Morgan Securities LLC	196,500,000	196,500,000	262,000,000	262,000,000	327,500,000	196,500,000	393,000,000
Morgan Stanley & Co. LLC	196,500,000	196,500,000	262,000,000	262,000,000	327,500,000	196,500,000	393,000,000
BofA Securities, Inc.	46,875,000	46,875,000	62,500,000	62,500,000	78,125,000	46,875,000	93,750,000
Citigroup Global Markets Inc.	46,875,000	46,875,000	62,500,000	62,500,000	78,125,000	46,875,000	93,750,000
BNP Paribas Securities Corp.	5,250,000	5,250,000	7,000,000	7,000,000	8,750,000	5,250,000	10,500,000
Deutsche Bank Securities Inc.	5,250,000	5,250,000	7,000,000	7,000,000	8,750,000	5,250,000	10,500,000
HSBC Securities (USA) Inc.	5,250,000	5,250,000	7,000,000	7,000,000	8,750,000	5,250,000	10,500,000
Mizuho Securities USA LLC	5,250,000	5,250,000	7,000,000	7,000,000	8,750,000	5,250,000	10,500,000
SG Americas Securities, LLC	5,250,000	5,250,000	7,000,000	7,000,000	8,750,000	5,250,000	10,500,000
Standard Chartered Bank	5,250,000	5,250,000	7,000,000	7,000,000	8,750,000	5,250,000	10,500,000
Wells Fargo Securities, LLC	5,250,000	5,250,000	7,000,000	7,000,000	8,750,000	5,250,000	10,500,000
Academy Securities, Inc.	3,000,000	3,000,000	4,000,000	4,000,000	5,000,000	3,000,000	6,000,000
Credit Agricole Securities (USA) Inc.	3,000,000	3,000,000	4,000,000	4,000,000	5,000,000	3,000,000	6,000,000
Goldman Sachs & Co. LLC	3,000,000	3,000,000	4,000,000	4,000,000	5,000,000	3,000,000	6,000,000
Loop Capital Markets LLC	3,000,000	3,000,000	4,000,000	4,000,000	5,000,000	3,000,000	6,000,000
Santander Investment Securities Inc.	3,000,000	3,000,000	4,000,000	4,000,000	5,000,000	3,000,000	6,000,000
Scotia Capital (USA) Inc.	3,000,000	3,000,000	4,000,000	4,000,000	5,000,000	3,000,000	6,000,000
SMBC Nikko Securities America, Inc.	3,000,000	3,000,000	4,000,000	4,000,000	5,000,000	3,000,000	6,000,000
The Standard Bank of South Africa Limited	3,000,000	3,000,000	4,000,000	4,000,000	5,000,000	3,000,000	6,000,000
The Williams Capital Group, L.P.	3,000,000	3,000,000	4,000,000	4,000,000	5,000,000	3,000,000	6,000,000
U.S. Bancorp Investments, Inc.	3,000,000	3,000,000	4,000,000	4,000,000	5,000,000	3,000,000	6,000,000

Total:	$750,000,000	$750,000,000	$1,000,000,000	$1,000,000,000	$1,250,000,000	$750,000,000	$1,500,000,000

Upon delivery of such Offered Securities, the Underwriters will pay for such Offered Securities at a closing to be held at the offices of Davis Polk & Wardwell LLP, 450 Lexington Avenue, New York, New York 10017 at 10:00 a.m. (New York time) on August 16, 2019, or at such other time as shall be designated by the Manager.

The Offered Securities will have the terms and conditions set forth in “Description of Notes” in the prospectus supplement for the Offered Securities, dated August 13, 2019, and terms defined therein will have the same meanings when used in this Agreement. The following is a summary of such terms and conditions for the Offered Securities:

Principal Amount:	(i) $750,000,000 for the Floating Rate Notes, (ii) $750,000,000 for the 2022 Fixed Rate Notes, (iii) $1,000,000,000 for the 2024 Fixed Rate Notes, (iv) $1,000,000,000 for the 2026 Fixed Rate Notes, (v) $1,250,000,000 for the 2029 Fixed Rate Notes, (vi) $750,000,000 for the 2039 Fixed Rate Notes and (vii) $1,500,000,000 for the 2049 Fixed Rate Notes, in each case subject to further issuances, as described below.

Maturity:	(i) August 16, 2022 for the Floating Rate Notes, (ii) August 16, 2022, for the 2022 Fixed Rate Notes, (iii) August 16, 2024 for the 2024 Fixed Rate Notes, (iv) August 16, 2026 for the 2026 Fixed Rate Notes, (v) August 16, 2029 for the 2029 Fixed Rate Notes, (vi) August 16, 2039 for the 2039 Fixed Rate Notes and (vii) August 16, 2049 for the 2049 Fixed Rate Notes.

Interest Rate:	Three-month U.S. dollar LIBOR plus 0.33% per annum for the Floating Rate Notes, subject to the provisions set forth under “Description of Notes—Interest on the Floating Rate Notes” in the prospectus supplement for the Notes, computed on the basis of a 360-day year and the actual number of days that have elapsed in the applicable interest period. (i) 1.902% per annum for the 2022 Fixed Rate Notes, (ii) 2.019% per annum for the 2024 Fixed Rate Notes, (iii) 2.275% per annum for the 2026 Fixed Rate Notes, (iv) 2.440% per annum for the 2029 Fixed Rate Notes, (v) 2.995% per annum for the 2039 Fixed Rate Notes, and (vi) 3.095% per annum for the 2049 Fixed Rate Notes, in each case computed on the basis of a 360-day year comprised of twelve 30-day months.

Optional Redemption Provisions:	The Company does not have the right to redeem the Floating Rate Notes prior to maturity. The Company may redeem (i) all or a portion of the 2022 Fixed Rate Notes at any time prior to maturity, (ii) all or a portion of the 2024 Fixed Rate Notes at any time prior to July 16, 2024 (one month prior to the maturity date of the 2024

3

Fixed Rate Notes), (iii) all or a portion of the 2026 Fixed Rate Notes at any time prior to June 16, 2026 (two months prior to the maturity date of the 2026 Fixed Rate Notes), (iv) all or a portion of the 2029 Fixed Rate Notes at any time prior to May 16, 2029 (three months prior to the maturity date of the 2029 Fixed Rate Notes), (v) all or a portion of the 2039 Fixed Rate Notes, at any time prior to February 16, 2039 (six months prior to the maturity date of the 2039 Fixed Rate Notes) or (vi) all or a portion of the 2049 Fixed Rate Notes, at any time prior to February 16, 2049 (six months prior to the maturity date of the 2049 Fixed Rate Notes), at a redemption price equal to the greater of (a) 100% of the principal amount of the 2022 Fixed Rate Notes, the 2024 Fixed Rate Notes, the 2026 Fixed Rate Notes, the 2029 Fixed Rate Notes, the 2039 Fixed Rate Notes or the 2049 Fixed Rate Notes, as the case may be, then outstanding to be redeemed or (b) the sum of the present values of the remaining scheduled payments of principal and interest (excluding accrued and unpaid interest to, but excluding, the date of redemption) on the 2022 Fixed Rate Notes, the 2024 Fixed Rate Notes, the 2026 Fixed Rate Notes, the 2029 Fixed Rate Notes, the 2039 Fixed Rate Notes or the 2049 Fixed Rate Notes, as the case may be, to be redeemed discounted to their present value as of the date of redemption on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the applicable treasury rate (as defined under “Description of Notes” in the prospectus supplement for the Notes), plus (i) 5 basis points in the case of any redemption of the 2022 Fixed Rate Notes, (ii) 7.5 basis points, in the case of any redemption of the 2024 Fixed Rate Notes, (iii) 10 basis points, in the case of any redemption of the 2026 Fixed Rate Notes, (iv) 12.5 basis points, in the case of any redemption of the 2029 Fixed Rate Notes, (v) 15 basis points, in the case of any redemption of the 2039 Fixed Rate Notes or (vi) 15 basis points in the case of any redemption of the 2049 Fixed Rate Notes, plus, in each case, accrued and unpaid interest to, but excluding, the date of redemption.

In addition, (i) in the case of the 2024 Fixed Rate Notes, on and after July 16, 2024 (one month prior to the maturity date of the 2024 Fixed Rate Notes), (ii) in the case of the 2026 Fixed Rate Notes, on and after June 16, 2026 (two months prior to the maturity date of the 2026 Fixed Rate Notes), (iii) in the case of the 2029 Fixed Rate Notes, on and after May 16, 2029 (three months prior to the maturity date of the 2029 Fixed Rate Notes),

4

(iv) in the case of the 2039 Fixed Rate Notes, on and after February 16, 2039 (six months prior to the maturity date of the 2039 Fixed Rate Notes) and (v) in the case of the 2049 Fixed Rate Notes, on and after February 16, 2049 (six months prior to the maturity date of the 2049 Fixed Rate Notes), the Company may redeem the 2024 Fixed Rate Notes, 2026 Fixed Rate Notes, 2029 Fixed Rate Notes, 2039 Fixed Rate Notes or the 2049 Fixed Rate Notes, as applicable, at its option, at any time, either in whole or in part, at a redemption price equal to 100% of the principal amount of the 2024 Fixed Rate Notes, 2026 Fixed Rate Notes, 2029 Fixed Rate Notes, 2039 Fixed Rate Notes or the 2049 Fixed Rate Notes, as applicable, to be redeemed, plus, in each case, accrued and unpaid interest to, but excluding, the date of redemption.

Interest Payment Dates:	February 16, May 16, August 16 and November 16, commencing November 16, 2019 (the Interest payable on November 16, 2019 being in respect of the period commencing August 16, 2019) for the Floating Rate Notes. February 16 and August 16, commencing February 16, 2020 (the Interest payable on February 16, 2020 being in respect of the period commencing August 16, 2019) for each series of the Fixed Rate Notes.

Form and Denomination:	Global Security held through book-entry facilities of The Depository Trust Company (as described under “Description of Notes” in the prospectus supplement for the Notes). The Notes will be issued only in denominations of $2,000 and integral multiples of $1,000 in excess thereof.

Further Issuances:	The Company may, without notice to or consent of the holders of a series of the Notes, increase the aggregate principal amount of such series of Notes and issue such increased principal amount (or any portion thereof), in which case any such additional notes may be consolidated and form a single series with the Notes of the applicable series, provided that, if the additional notes are not fungible with the Notes of such series, for U.S. federal income tax purposes, the additional notes will have a separate CUSIP number.

5

For purposes of Section VIII of the Standard Provisions, we confirm that we have furnished to the Company for use in the preliminary prospectus supplement for the Offered Securities dated August 13, 2019 and the prospectus supplement for the Offered Securities to be dated August 13, 2019:

(a)    The second and third sentence of the third paragraph of text under “Underwriting” in such preliminary prospectus supplement and prospectus supplement, concerning the dealer concessions and reallowances;

(b)    The first, second, third and fourth sentence of the sixth paragraph of text under “Underwriting” in such preliminary prospectus supplement and prospectus supplement, concerning short sales, stabilizing transactions and purchases to cover positions created by short sale by the Underwriters;

(c)    The fifth sentence of the seventh paragraph of text under “Underwriting” in such preliminary prospectus supplement and prospectus supplement, concerning market making by the Underwriters; and

(d)    The third and fourth sentence of the tenth paragraph of text under “Underwriting” in such preliminary prospectus supplement and prospectus supplement, concerning other relationships between the Underwriters or their affiliates and the Company.

All of the provisions contained in the Standard Provisions are herein incorporated by reference in their entirety and shall be deemed to be a part of this Agreement to the same extent as if such provisions had been set forth in full herein. Notwithstanding the preceding sentence, in the event of any conflict between the Standard Provisions and this Agreement, the provisions of this Agreement shall control.

In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

The term “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k). The term “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b), (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b) or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b). The term “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable. The term “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

6

The term “Depositary” as used therein shall mean The Depository Trust Company, the term “Trade Date” as used therein shall mean August 13, 2019, and the term “Manager” as used therein shall mean Barclays Capital Inc., J.P. Morgan Securities LLC and Morgan Stanley & Co. LLC, whose authority thereunder may be exercised by them jointly.

7

For themselves and on behalf of the several Underwriters named above.

Very truly yours,

BARCLAYS CAPITAL INC.

By:	/s/ Andrew N. Pocius
Name:	Andrew N. Pocius
Title:	Managing Director

J.P. MORGAN SECURITIES LLC

By:	/s/ Robert Bottamedi
Name:	Robert Bottamedi
Title:	Executive Director

MORGAN STANLEY & CO. LLC

By:	/s/ Ian Drewe
Name:	Ian Drewe
Title:	Executive Director

[Signature Page to Underwriting Agreement]

Accepted:

EXXON MOBIL CORPORATION

By:	/s/ Robert N. Schleckser
Name:	Robert N. Schleckser
Title:	Vice President and Treasurer

[Signature Page to Underwriting Agreement]

Schedule A

General Use Free Writing Prospectuses

1)	Pricing Term Sheet for the Offered Securities, dated August 13, 2019 (set forth in Schedule B)

A-1

Schedule B

Pricing Term Sheet

Exxon Mobil Corporation

$750,000,000 Floating Rate Notes due 2022 (the “Floating Rate Notes”)

Issuer:	Exxon Mobil Corporation (the “Company”)

Security:	Senior unsecured floating rate notes

Principal Amount:	$750,000,000

Maturity Date:	August 16, 2022

Interest Rate:

Three Month LIBOR plus 0.33% per annum payable and reset quarterly

See “Description of Notes—Interest on the Floating Rate Notes—Effect of Benchmark Transition Event” contained in the prospectus supplement filed with the SEC for the offering to which this communication relates, which describes how the coupon payments will be determined by reference to a different base rate than LIBOR following the occurrence of a Benchmark Transition Event, as defined in the prospectus supplement.

Interest Payment Dates:	Quarterly each February 16, May 16, August 16 and November 16, commencing November 16, 2019

Price to Public:	100.000%

Trade Date:	August 13, 2019

Settlement Date:	August 16, 2019 (T+3)*

Denominations:	$2,000 and integral multiples of $1,000 in excess thereof

CUSIP/ISIN:	30231G BA9/US30231GBA94

Joint Book-Running Managers:	Barclays Capital Inc. J.P. Morgan Securities LLC Morgan Stanley & Co. LLC BofA Securities, Inc. Citigroup Global Markets Inc.

Senior Co-Managers:	BNP Paribas Securities Corp. Deutsche Bank Securities Inc. HSBC Securities (USA) Inc. Mizuho Securities USA Inc. SG Americas Securities, LLC Standard Chartered Bank Wells Fargo Securities, LLC

Co-Managers:

Academy Securities, Inc.

Credit Agricole Securities (USA) Inc.

Goldman Sachs & Co. LLC

Loop Capital Markets LLC

Santander Investment Securities Inc.

Scotia Capital (USA) Inc.

SMBC Nikko Securities America, Inc.

Standard Bank

The Williams Capital Group, L.P.

U.S. Bancorp Investments, Inc.

$750,000,000 1.902% Notes due 2022 (the “2022 Fixed Rate Notes”)

$1,000,000,000 2.019% Notes due 2024 (the “2024 Fixed Rate Notes”)

$1,000,000,000 2.275% Notes due 2026 (the “2026 Fixed Rate Notes”)

$1,250,000,000 2.440% Notes due 2029 (the “2029 Fixed Rate Notes”)

$750,000,000 2.995% Notes due 2039 (the “2039 Fixed Rate Notes”)

$1,500,000,000 3.095% Notes due 2049 (the “2049 Fixed Rate Notes”)

Issuer:	Exxon Mobil Corporation (the “Company”)

Security:	Senior unsecured fixed rate notes

Principal Amount:

$750,000,000 of 2022 Fixed Rate Notes

$1,000,000,000 of 2024 Fixed Rate Notes

$1,000,000,000 of 2026 Fixed Rate Notes

$1,250,000,000 of 2029 Fixed Rate Notes

$750,000,000 of 2039 Fixed Rate Notes

$1,500,000,000 of 2049 Fixed Rate Notes

Maturity Date:

August 16, 2022 for the 2022 Fixed Rate Notes

August 16, 2024 for the 2024 Fixed Rate Notes

August 16, 2026 for the 2026 Fixed Rate Notes

August 16, 2029 for the 2029 Fixed Rate Notes

August 16, 2039 for the 2039 Fixed Rate Notes

August 16, 2049 for the 2049 Fixed Rate Notes

Coupon (Interest Rate):

1.902% per annum for the 2022 Fixed Rate Notes

2.019% per annum for the 2024 Fixed Rate Notes

2.275% per annum for the 2026 Fixed Rate Notes

2.440% per annum for the 2029 Fixed Rate Notes

2.995% per annum for the 2039 Fixed Rate Notes

3.095% per annum for the 2049 Fixed Rate Notes

Interest Payment Dates:	Semi-annually each February 16 and August 16, commencing February 16, 2020, for the 2022 Fixed Rate Notes, the 2024 Fixed Rate Notes, the 2026 Fixed Rate Notes, the 2029 Fixed Rate Notes, the 2039 Fixed Rate Notes and the 2049 Fixed Rate Notes

Price to Public:

100.000% for the 2022 Fixed Rate Notes

100.000% for the 2024 Fixed Rate Notes

100.000% for the 2026 Fixed Rate Notes

100.000% for the 2029 Fixed Rate Notes

100.000% for the 2039 Fixed Rate Notes

100.000% for the 2049 Fixed Rate Notes

Benchmark Treasury:

1.50% due August 15, 2022 for the 2022 Fixed Rate Notes

1.75% due July 31, 2024 for the 2024 Fixed Rate Notes

1.875% due July 31, 2026 for the 2026 Fixed Rate Notes

1.625% due August 15, 2029 for the 2029 Fixed Rate Notes

2.875% due May 15, 2049 for the 2039 Fixed Rate Notes

2.875% due May 15, 2049 for the 2049 Fixed Rate Notes

Benchmark Treasury Yield:

1.602% for the 2022 Fixed Rate Notes

1.569% for the 2024 Fixed Rate Notes

1.625% for the 2026 Fixed Rate Notes

1.690% for the 2029 Fixed Rate Notes

2.145% for the 2039 Fixed Rate Notes

2.145% for the 2049 Fixed Rate Notes

Spread to Benchmark Treasury:

30 basis points for the 2022 Fixed Rate Notes

45 basis points for the 2024 Fixed Rate Notes

65 basis points for the 2026 Fixed Rate Notes

75 basis points for the 2029 Fixed Rate Notes

85 basis points for the 2039 Fixed Rate Notes

95 basis points for the 2049 Fixed Rate Notes

Yield to Maturity:

1.902% for the 2022 Fixed Rate Notes

2.019% for the 2024 Fixed Rate Notes

2.275% for the 2026 Fixed Rate Notes

2.440% for the 2029 Fixed Rate Notes

2.995% for the 2039 Fixed Rate Notes

3.095% for the 2049 Fixed Rate Notes

Make-Whole Call:	All or a portion of the Fixed Rate Notes will be redeemable at a redemption price equal to the greater of (x) 100% of the principal amount of the Fixed Rate Notes then outstanding to be redeemed or (y) the sum of the present values of the remaining scheduled payments of principal and interest (excluding accrued and unpaid interest to, but excluding, the date of redemption) on the Fixed Rate Notes to be redeemed discounted to their present value as of the date of redemption on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months), (i) at any time prior to maturity at a discount rate of Treasury plus 5 basis points, for the 2022 Fixed Rate Notes, (ii) at any time prior to July 16, 2024 (one month prior to the maturity date of the 2024 Fixed Rate Notes) at a discount rate of Treasury plus 7.5 basis points, for the 2024 Fixed Rate Notes, (iii) at any time prior to June 16, 2026 (two months prior to the maturity date of the 2026 Fixed Rate Notes) at a discount rate of Treasury plus 10 basis points, for the 2026 Fixed Rate Notes, (iv) at any time prior to May 16, 2029 (three months prior to the maturity date of the 2029 Fixed Rate Notes) at a discount rate of Treasury plus 12.5 basis points, for the 2029 Fixed Rate Notes, (v) at any time prior to February 16, 2039 (six months prior to the maturity date of the 2039 Fixed Rate Notes) at a discount rate of Treasury plus 15 basis points, for the 2039 Fixed

Rate Notes, and (vi) at any time prior to February 16, 2049 (six months prior to the maturity date of the 2049 Fixed Rate Notes) at a discount rate of Treasury plus 15 basis points, for the 2049 Fixed Rate Notes, plus, in each case, accrued and unpaid interest to, but excluding, the date of redemption

Par Call:

At any time on and after July 16, 2024 (one month prior to the maturity date of the 2024 Fixed Rate Notes), the Company may redeem the 2024 Fixed Rate Notes, in whole or in part, at 100% of the aggregate principal amount of 2024 Fixed Rate Notes to be redeemed, plus accrued and unpaid interest to, but excluding, the date of redemption

At any time on and after June 16, 2026 (two months prior to the maturity date of the 2026 Fixed Rate Notes), the Company may redeem the 2026 Fixed Rate Notes, in whole or in part, at 100% of the aggregate principal amount of 2026 Fixed Rate Notes to be redeemed, plus accrued and unpaid interest to, but excluding, the date of redemption

At any time on and after May 16, 2029 (three months prior to the maturity date of the 2029 Fixed Rate Notes), the Company may redeem the 2029 Fixed Rate Notes, in whole or in part, at 100% of the aggregate principal amount of 2029 Fixed Rate Notes to be redeemed, plus accrued and unpaid interest to, but excluding, the date of redemption

At any time on and after February 16, 2039 (six months prior to the maturity date of the 2039 Fixed Rate Notes), the Company may redeem the 2039 Fixed Rate Notes, in whole or in part, at 100% of the aggregate principal amount of 2039 Fixed Rate Notes to be redeemed, plus accrued and unpaid interest to, but excluding, the date of redemption

At any time on and after February 16, 2049 (six months prior to the maturity date of the 2049 Fixed Rate Notes), the Company may redeem the 2049 Fixed Rate Notes, in whole or in part, at 100% of the aggregate principal amount of 2049 Fixed Rate Notes to be redeemed, plus accrued and unpaid interest to, but excluding, the date of redemption

Trade Date:	August 13, 2019

Settlement Date:	August 16, 2019 (T+3)*

Denominations:	$2,000 and integral multiples of $1,000 in excess thereof

CUSIP/ISIN:

30231G BB7/US30231GBB77 for the 2022 Fixed Rate Notes

30231G BC5/US30231GBC50 for the 2024 Fixed Rate Notes

30231G BD3/US30231GBD34 for the 2026 Fixed Rate Notes

30231G BE1/US30231GBE17 for the 2029 Fixed Rate Notes

30231G AY8/US30231GAY89 for the 2039 Fixed Rate Notes

30231G AZ5/US30231GAZ54 for the 2049 Fixed Rate Notes

Joint Book-Running Managers:	Barclays Capital Inc. J.P. Morgan Securities LLC Morgan Stanley & Co. LLC BofA Securities, Inc. Citigroup Global Markets Inc.

Senior Co-Managers:	BNP Paribas Securities Corp. Deutsche Bank Securities Inc. HSBC Securities (USA) Inc. Mizuho Securities USA Inc. SG Americas Securities, LLC Standard Chartered Bank Wells Fargo Securities, LLC

Co-Managers:

Academy Securities, Inc.

Credit Agricole Securities (USA) Inc.

Goldman Sachs & Co. LLC

Loop Capital Markets LLC

Santander Investment Securities Inc.

Scotia Capital (USA) Inc.

SMBC Nikko Securities America, Inc.

Standard Bank

The Williams Capital Group, L.P.

U.S. Bancorp Investments, Inc.

* Under Rule 15c6-1 under the Securities Exchange Act of 1934, as amended, trades in the secondary market generally are required to settle in two business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade Notes on the date of pricing will be required, by virtue of the fact that the Notes initially will settle T+3, to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement. Purchasers of Notes who wish to trade the Notes on the date of pricing should consult their own advisors.

The Company has filed a registration statement (including a preliminary prospectus supplement and an accompanying prospectus) with the Securities and Exchange Commission (the “SEC”) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents that the Company has filed with the SEC, including the preliminary prospectus supplement, for more complete information about the Company and this offering. You may get these documents for free by visiting the SEC website at www.sec.gov. Alternatively, the Company, any underwriter or any dealer participating in the offering will arrange to send you the preliminary prospectus supplement and the accompanying prospectus if you request it by contacting: Barclays Capital Inc., c/o Broadridge Financial Solutions, Inc., 1155 Long Island Avenue, Edgewood, NY 11717, e-mail: barclaysprospectus@broadridge.com, telephone: (888) 603-5847; J.P. Morgan Securities LLC at (212) 834-4533; or Morgan Stanley & Co. LLC, 180 Varick Street, New York, NY 10014, Attention: Prospectus Department, telephone: (866) 718-1649, email: prospectus@morganstanley.com.

Any disclaimers or other notices that may appear below are not applicable to this communication and should be disregarded. Such disclaimers or other notices were automatically generated as a result of this communication being sent via Bloomberg or another email system.